EXECUTION VERSION

AMENDMENT NO. 12 TO SECOND AMENDED AND RESTATED
RECEIVABLES SALE AGREEMENT

This AMENDMENT NO. 12 TO SECOND AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT (this “Amendment”), dated as of April 30, 2025, is among RPM FUNDING CORPORATION, a Delaware corporation (“Buyer”), and each of the entities listed on the signature pages hereto as an “Originator” (each, an “Originator”; and collectively, the “Originators”).

RECITALS

1.
Buyer and the Originators are parties to that certain Second Amended and Restated Receivables Sale Agreement, dated as of May 9, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”).
2.
Concurrently herewith, the Buyer, the Servicer, the Purchasers, the Administrative Agent and the Structuring Agent are entering into that certain Amendment No. 10 to Amended and Restated Receivables Purchase Agreement, dated as of the date hereof (the “RPA Amendment”).
3.
The Buyer and the Originators desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.
Definition. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in, or by reference in, the Agreement.
SECTION 2.
Amendments to the Agreement. The Agreement is hereby amended to incorporate the changes shown on the marked pages of the Agreement attached hereto as Exhibit A.
SECTION 3.
Representations and Warranties. Each of the Originators and Buyer hereby represents and warrants to each other, the Purchasers and the Administrative Agent as follows:
(a)
Representations and Warranties. The representations and warranties made by it in the Transaction Documents (including the Agreement, as amended hereby) are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)
Enforceability. The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within its corporate or limited liability company powers, as applicable, and have been duly authorized by all necessary action on its part. This Amendment and the Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with their terms.

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(c)
No Default. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Amortization Event, Potential Amortization Event, Termination Event or Potential Termination Event exists or shall exist.
SECTION 4.
Conditions to Effectiveness. This Amendment shall become effective as of the date hereof, concurrently with the effectiveness of the RPA Amendment, upon receipt by the Administrative Agent of counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto.
SECTION 5.
Effect of Amendment; Ratification. Except as specifically amended hereby, the Agreement is hereby ratified and confirmed in all respects, and all of its provisions shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Receivables Sale Agreement”, “the Second Amended and Restated Receivables Sale Agreement”, “this Agreement”, “hereof”, “herein”, or words of similar effect, in each case referring to the Agreement, shall be deemed to be references to the Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Agreement other than as specifically set forth herein.
SECTION 6.
Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
SECTION 7.
CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).
SECTION 8.
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT, ANY DOCUMENT EXECUTED BY THE ORIGINATORS PURSUANT TO THE AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
SECTION 9.
Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.
SECTION 10.
Transaction Document. This Amendment shall constitute a Transaction Document.
SECTION 11.
Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

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[Signature pages to follow]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ORIGINATORS:

DAP GLOBAL INC.

RUST-OLEUM CORPORATION

THE EUCLID CHEMICAL COMPANY

WEATHERPROOFING TECHNOLOGIES, INC.

TREMCO CPG INC.

By: /s/ Tracy D. Crandall
Name: Tracy D. Crandall
Title: Secretary

S-1	Twelfth Amendment to 2nd A&R RSA (RPM)

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S-2	Twelfth Amendment to 2nd A&R RSA (RPM)

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RPM FUNDING CORPORATION,

as Buyer

By: /s/ Tracy D. Crandall
Name: Tracy D. Crandall
Title: President and Secretary

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Consented and Agreed:

RPM INTERNATIONAL INC.,

as Servicer

By: /s/ Tracy D. Crandall
Name: Tracy D. Crandall
Title: Vice President, General Counsel, Chief Compliance Officer and Secretary

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WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Purchaser

By: /s/ Taylor Cloud
Name: Taylor Cloud
Title: Executive Director

S-5	Twelfth Amendment to 2nd A&R RSA (RPM)

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PNC BANK, NATIONAL ASSOCIATION,

as a Purchaser and as Administrative Agent

By: /s/ Michael Brown
Name: Michael Brown
Title: Executive Vice President

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EXHIBIT A

[AMENDMENTS TO THE AGREEMENT]

[Attached]

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~~CONFORMED COPY~~EXECUTION VERSION

~~Conformed to Eleventh~~Exhibit A to Twelfth Amendment to the Second Amended and Restated Receivables Sale Agreement

SECOND AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

dated as of May 9, 2014

among

THE ORIGINATORS FROM TIME TO TIME PARTY HERETO

and

RPM Funding Corporation,

as Buyer

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(i)
Termination Events or Potential Termination Events. The occurrence of each Termination Event and each Potential Termination Event, by a statement of an Authorized Officer of such Originator.
(ii)
Judgment and Proceedings. (1) The entry of any judgment or decree against any Originator or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Originators and their Subsidiaries exceeds $~~75,000,000~~150,000,000 after deducting (a) the amount with respect to which the applicable Originator or Subsidiary is insured and with respect to which the insurer has acknowledged responsibility, and (b) the amount for which the applicable Originator or Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to Buyer (and the Administrative Agent, as Buyer’s collateral assignee), and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against any Originator which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(iii)
Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.
(iv)
Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement involving Indebtedness or a line of credit in excess of $5,000,000 in aggregate principal amount pursuant to which such Originator is a debtor or an obligor.
(v)
Downgrade of RPM-Delaware (or, once applicable, Parent). Any downgrade in the rating of any Indebtedness of RPM-Delaware (or, once applicable, Parent) by Standard and Poor’s Ratings Group or by Moody’s Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.
(b)
Compliance with Laws and Preservation of Corporate Existence. Such Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Originator will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so qualify or remain in good standing could not reasonably be expected to have a Material Adverse Effect and except that any Originator may merge with and into another Originator.
(c)
Audits. Such Originator will furnish to Buyer (and to the Administrative Agent and each Purchaser, as Buyer’s collateral assignees) from time to time such information with respect to it and the Receivables originated or serviced by it as Buyer (or the Administrative Agent or any of the Purchasers) may reasonably request. Such Originator will, from time to time during regular business hours as requested by Buyer

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referred to in another paragraph of this Section 5.1) or any other Transaction Document to which it is a party and such failure shall continue for three (3) consecutive Business Days following the earlier to occur of (i) notice from Buyer (or the Administrative Agent or any Purchaser, as its collateral assignee) of such non-performance or non-observance, or (ii) the date on which a Responsible Officer of such Originator (or Performance Guarantor, as the case may be) otherwise becomes aware of such non-performance or non-observance.

(d)
Any representation, warranty, certification or statement made by such Originator in this Agreement, any other Transaction Document or in any other document required to be delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made in any material respect and is not cured within five (5) Business Days following the earlier to occur of (i) notice from Buyer (or the Administrative Agent or any Purchaser, as its collateral assignee) of such inaccuracy, or (ii) the date on which a Responsible Officer of such Originator (or Performance Guarantor, as the case may be) otherwise becomes aware of such inaccuracy, provided that the materiality threshold in this subsection shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold although the five (5) Business Day cure period shall continue to apply.
(e)
Any Originator shall default, or the Performance Guarantor or any of its Subsidiaries (other than an Originator) shall default, in the payment when due of any principal or of or interest on any Material Indebtedness; or any event or condition shall occur which results in the acceleration of the maturity of any such Material Indebtedness.
(f)
(i) Such Originator, Performance Guarantor or any of their respective Significant Subsidiaries (as defined in the RPM Credit Agreement) shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against such Originator, Performance Guarantor or any of their respective Significant Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) such Originator, Performance Guarantor or any of their respective Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth in the foregoing clauses (i) or (ii) of this subsection (f).
(g)
A Change of Control shall occur with respect to such Originator or Performance Guarantor.
(h)
One or more final judgments or orders for the payment of money in an amount in excess of $~~75,000,000~~150,000,000, individually or in the aggregate, shall be entered against such Originator or Performance Guarantor on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such

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judgment shall continue unsatisfied and in effect for ~~ten~~forty-five (~~10~~45) consecutive days without a stay of execution.

Section 5.2 Remedies. Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (i) declare the applicable Originator’s Termination Date to have occurred, whereupon such Originator’s Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Originators; provided, however, that upon the occurrence of a Termination Event described in Section 5.1(f), or of an actual or deemed entry of an order for relief with respect to Performance Guarantor or any Originator under the Federal Bankruptcy Code, such Originator’s Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Originator and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by each Originator to Buyer. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer (or the Administrative Agent, as Buyer’s collateral assignee) otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

ARTICLE II

INDEMNIFICATION
Section 2.1
Indemnities by Originators. Without limiting any other rights that Buyer may have hereunder or under applicable law, each Originator hereby agrees to indemnify (and pay upon demand to) Buyer and its assigns, officers, directors, agents and employees (each, an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of Buyer or any such assign) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables originated by such Originator, excluding, however, in all of the foregoing cases:
(a)
Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;
(b)
Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or
(c)
taxes imposed by the United States, the Indemnified Party’s jurisdiction of organization (or, in the case of an individual, primary residence) or any other jurisdiction in which such Indemnified Party has established a taxable nexus other than in connection with the transactions contemplated hereby and by the Purchase Agreement on or

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“Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of any Originator, or of RPM-Delaware (or, once applicable, Parent) and its Subsidiaries, taken as a whole, (ii) the ability of any Originator to perform its obligations under the Agreement or any other Transaction Document, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) Buyer’s (or any of its assigns’) interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) the collectability of the Receivables generally or of any material portion of the Receivables, in each case, relating to Receivables sold by such Originator hereunder.

“Material Indebtedness” means (a) with respect to the Performance Guarantor and its Subsidiaries (other than the Originators), Indebtedness in excess of $~~75~~150 million in aggregate principal amount and (b) with respect to any Originator, Indebtedness in excess of $20 million in aggregate principal amount.

“Net Worth” means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (a) the aggregate Outstanding Balance of the Receivables at such time, over (b) the sum of (i) the Aggregate Capital outstanding at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

“Obligor” means a Person obligated to make payments pursuant to a Contract.

“Original Balance” means, with respect to any Receivable coming into existence after the Initial Cutoff Date, the Outstanding Balance of such Receivable on the date it was created.

“Originator(s)” has the meaning set forth in the preamble to the Agreement.

“Parent” means any publicly-held corporation, limited liability company or partnership that (a) is formed for the sole purpose of acquiring, directly or indirectly (whether by distribution or otherwise), substantially all of the outstanding voting stock of all classes of RPM-Delaware, (b) is owned immediately after the acquisition described in clause (a) of this definition by the same shareholders as were shareholders of RPM-Delaware immediately prior to the acquisition described in clause (a) of this definition, and (c) hereafter owns, directly or indirectly, all of the outstanding voting stock of all classes of RPM-Delaware.

“Performance Guarantor” means RPM-Delaware (or any Parent that hereafter unconditionally assumes in writing RPM-Delaware’s obligations under the Performance Undertaking in accordance with the Purchase Agreement).

“Performance Undertaking” has the meaning provided in the Purchase Agreement.

“Potential Termination Event” means an event which, without remedial action and with the passage of time or the giving of notice, or both, would constitute a Termination Event.

Exhibit I-3

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